SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 31, 2002

                         ClearOne Communications, Inc.
     ----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Utah                     17219                 87-0398877
     ------------------        ------------------     --------------------
      (State or other             (Commission          (I.R.S. Employer
      jurisdiction of             File Number)         Identification No.)
       incorporation)

                                1825 Research Way
                           Salt Lake City, Utah 84119
                ------------------------------------------------
                    (Address of principal executive offices)


                                 (801) 975-7200
           -----------------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

        As previously reported on Form 8-K filed on June 5, 2002 (the "Original Filing"), on May 31, 2002 ClearOne Communications, Inc. acquired E.mergent, Inc. by merging its subsidiary, Tundra Acquisition Corporation, with E.mergent, Inc. The terms and conditions of the acquisition are more fully described in the Original Filing and in ClearOne Communications' registration statement on Form S-4 (File No. 333-82242) filed with the Securities and Exchange Commission on May 7, 2002.

        We are amending the Original Filing to present the financial statements of the business acquired, as set forth in Item 7(a) of this Form 8-K/A.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired.

     (i) Consolidated financial statements of E.mergent, Inc. as of December 31, 2001 and 2000 and for each of the years then ended, including the report thereon of Deloitte & Touche LLP, independent auditors; and

     (ii) Unaudited interim condensed balance sheet of E.mergent, Inc. as of March 31, 2002 and December 31, 2001 and unaudited condensed statements of operations for the three months ended March 31, 2002 and 2001.

(b)  Pro Forma Financial Information.

     (i) Unaudited pro forma condensed combined financial information of ClearOne to give effect to its acquisitions of Ivron Systems, Ltd. and E.mergent, Inc. and the December 2001 private placement of ClearOne common stock.

                                 E.MERGENT, INC.

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page

Report of Independent Auditors.................................................3

Balance Sheets as of December 31, 2001 and 2000................................4

Statements of Operations for the Years Ended December 31, 2001 and 2000........5

Statements of Stockholders' Equity for the Years Ended
  December 31, 2001 and 2000...................................................6

Statement of Cash Flows for the Years Ended December 31, 2001 and 2000.........7

Notes to Financial Statements..................................................9

INDEPENDENT AUDITORS' REPORT

Stockholders and Board of Directors
E.mergent, Inc.
Golden Valley, Minnesota

We have audited the accompanying balance sheets of E.mergent, Inc. (the Company) as of December 31, 2001 and 2000, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of E.mergent, Inc. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
Minneapolis, Minnesota

March 1, 2002

E.MERGENT, INC.

BALANCE SHEETS
DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------



                                                                                                2001            2000
ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                                              $    807,115     $      1,230
   Accounts receivable -
     Trade accounts, less allowance for doubtful accounts of $150,000 in 2001 and 2000       3,299,720        4,947,997
   Other receivables                                                                             7,091           21,084
   Income taxes receivable                                                                                        5,741
   Inventories                                                                               3,736,517        4,464,219
   Deferred income taxes                                                                       425,000          460,000
   Prepaid expenses                                                                            128,603          128,572
                                                                                          ------------     ------------
       Total current assets                                                                  8,404,046       10,028,843

PROPERTY AND EQUIPMENT:
   Office and computer equipment                                                               881,514          780,446
   Machinery and equipment                                                                     363,408          329,378
   Tooling                                                                                     757,441          758,053
   Leasehold improvements                                                                       59,100           59,100
                                                                                          ------------     ------------
                                                                                             2,061,463        1,926,977
   Less accumulated depreciation                                                            (1,587,981)      (1,302,087)
                                                                                          ------------     ------------
       Net property and equipment                                                              473,482          624,890

OTHER ASSETS:
   Deferred income taxes                                                                        75,000
   Goodwill, net                                                                               999,040        1,130,782
   Noncompete, net                                                                             598,958          661,458
   Patents, net                                                                                 92,857          121,429
   Notes receivable from MedCam                                                                 42,000           78,000
   Investment in MedCam                                                                        150,000          150,000
   Other                                                                                                         15,000
                                                                                          ------------     ------------
       Total other assets                                                                    1,957,855        2,156,669
                                                                                          ------------     ------------
                                                                                          $ 10,835,383     $ 12,810,402
                                                                                          ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Line of credit                                                                                          $  1,146,811
   Accounts payable                                                                       $    862,168        2,112,247
   Current maturities of long-term debt and capital leases                                     237,547          194,253
   Current maturities of unearned maintenance contracts                                        764,072          703,073
   Customer deposits                                                                           150,113          102,064
   Accrued liabilities:
     Compensation                                                                              203,635          244,359
     Income taxes payable                                                                      188,911
     Other                                                                                      69,439           71,777
     Warranty                                                                                    7,622           81,000
                                                                                          ------------     ------------
       Total current liabilities                                                             2,483,507        4,655,584

LONG-TERM DEBT AND CAPITAL LEASES, net of current maturities                                   403,245          654,136

UNEARNED MAINTENANCE CONTRACTS, net of current maturities                                      300,418          232,488

DEFERRED INCOME TAXES                                                                                            78,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
   Preferred stock, $.01 par value; authorized, 5,000,000 shares; no shares issued and outstanding
   Common stock, $.01 par value; authorized, 20,000,000 shares; issued
     and outstanding, 5,929,280 shares in 2001 and 5,760,440 shares in 2000                     59,293           57,604
   Additional paid-in capital                                                                7,863,640        7,698,793
   Treasury stock                                                                              (73,386)
   Note receivable from officer                                                               (121,875)
   Accumulated deficit                                                                         (79,459)        (566,203)
                                                                                          ------------     ------------
       Total stockholders' equity                                                            7,648,213        7,190,194
                                                                                          ------------     ------------
                                                                                          $ 10,835,383     $ 12,810,402
                                                                                          ============     ============



See notes to financial statements.

E.MERGENT, INC.

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------



                                                               2001            2000

NET SALES                                                 $ 22,417,149     $ 21,830,372

COST OF SALES                                               14,322,420       13,767,699
                                                          ------------     ------------

GROSS PROFIT                                                 8,094,729        8,062,673

OPERATING EXPENSES:
   Selling                                                   3,446,311        3,023,696
   General and administrative                                3,104,752        3,128,010
   Research and development                                    662,719          781,616
                                                          ------------     ------------
                                                             7,213,782        6,933,322
                                                          ------------     ------------

OPERATING INCOME                                               880,947        1,129,351

OTHER INCOME (EXPENSE):
   Interest income                                               3,628            5,317
   Interest expense                                            (84,831)        (156,409)
                                                          ------------     ------------
                                                               (81,203)        (151,092)
                                                          ------------     ------------

INCOME BEFORE INCOME TAXES                                     799,744          978,259

INCOME TAX EXPENSE (BENEFIT)                                   313,000          (56,000)
                                                          ------------     ------------

NET INCOME                                                $    486,744     $  1,034,259
                                                          ============     ============

EARNINGS PER COMMON SHARE - BASIC                         $        .08     $        .18
                                                          ============     ============

EARNINGS PER COMMON SHARE - DILUTED                       $        .08     $        .17
                                                          ============     ============



See notes to financial statements.

E.MERGENT, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------



                                           COMMON STOCK        ADDITIONAL                    NOTE
                                      ----------------------    PAID-IN      TREASURY    RECEIVABLE     ACCUMULATED
                                        SHARES      AMOUNT      CAPITAL        STOCK    FROM OFFICER      DEFICIT
                                      ----------   ---------  -----------   ---------    ----------    -----------

BALANCES - DECEMBER 31, 1999           5,675,440   $  56,754  $ 7,494,437                              $(1,600,462)

   Net income                                                                                            1,034,259
   Exercise of options                    85,000         850      133,156
   Tax benefit from exercise of
     nonqualified employee stock
     options                                                       71,200
                                      ----------   ---------  -----------                              -----------

BALANCES - DECEMBER 31, 2000           5,760,440      57,604    7,698,793                                 (566,203)

   Net income                                                                                              486,744
   Exercise of options                   172,090       1,721      153,105
   Purchase and retirement of stock       (3,250)        (32)      (6,468)
   Purchase of treasury stock                                               $ (73,386)
   Advance to officer                                                                    $ (121,875)
   Tax benefit from exercise of
     nonqualified employee stock
     options                                                       18,210
                                      ----------   ---------  -----------   ---------    ----------    -----------
BALANCES - DECEMBER 31, 2001           5,929,280   $  59,293  $ 7,863,640   $ (73,386)   $ (121,875)   $   (79,459)
                                      ==========   =========  ===========   =========    ==========    ===========



See notes to financial statements.

E.MERGENT, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------



                                                                     2001            2000

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                   $    486,744     $  1,034,259
   Adjustments to reconcile net income to net cash
       provided by (used in) operations:
     Depreciation                                                    367,109          393,155
     Amortization                                                    222,814          223,580
     Provision for losses on accounts receivable                                       50,000
     Loss on sale of assets                                           25,124
     Deferred income taxes                                          (118,000)        (162,000)
     Change in operating assets and liabilities:
       Accounts receivable - trade                                 1,648,277       (2,103,502)
       Other receivables                                              13,993            1,030
       Income taxes receivable/payable                               212,862           (4,541)
       Inventories                                                   727,702         (874,691)
       Prepaid expenses                                                  (31)         (57,319)
       Other assets                                                   15,000          (15,000)
       Accounts payable                                           (1,250,079)         665,317
       Customer deposits                                              48,049           79,816
       Accrued liabilities                                          (116,440)        (185,935)
       Unearned maintenance contracts                                128,929          306,661
                                                                ------------     ------------
         Net cash provided by (used in) operating activities       2,412,053         (649,170)

CASH FLOWS FROM INVESTING ACTIVITIES:
   Investment in MedCam                                                              (150,000)
   Capital expenditures                                             (240,825)        (193,345)
   Proceeds from sale of assets                                                         8,981
   Cash receipts for collection of notes receivable                   36,000           30,000
   Proceeds from maturities of certificates of deposit                                158,000
                                                                ------------     ------------
         Net cash used in investing activities                      (204,825)        (146,364)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Issuance of common stock                                           32,951          134,006
   (Payments on) proceeds from line of credit, net                (1,146,811)         476,206
   Payments of long-term debt                                       (207,597)         (25,883)
   Payments of noncompete obligation                                                 (750,000)
   Proceeds from long-term debt                                                       750,000
   Repurchase of common stock                                        (79,886)
                                                                ------------     ------------
         Net cash (used in) provided by financing activities      (1,401,343)         584,329
                                                                ------------     ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                 805,885         (211,205)

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                          1,230          212,435
                                                                ------------     ------------

CASH AND CASH EQUIVALENTS - END OF YEAR                         $    807,115     $      1,230
                                                                ============     ============



See notes to financial statements.

E.MERGENT, INC.

STATEMENT OF CASH FLOWS (CONTINUED)
YEARS ENDED DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------



                                                                    2001            2000

SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid during the year for interest                       $     92,327    $    147,672
                                                                ============    ============
   Cash paid during the year for taxes                          $    218,138    $    105,453
                                                                ============    ============

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
     FINANCING ACTIVITIES:
   Note receivable to exercise nonqualified stock options       $    121,875
   Tax benefit from exercise of nonqualified stock options            18,210    $     71,200
   Note receivable for assets sold                                                   108,000
   Note payable forgiven                                                              10,000
   Note payable for noncompete agreement                                             750,000



See notes to financial statements.

E.MERGENT, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        NATURE OF BUSINESS - E.mergent, Inc. (the Company) is a provider of products and services for visual communication solutions. The Company sells its products and services through a global network of resellers and original equipment manufacturers.

        The Company extends credit in the normal course of business to its customers who are generally companies in the videoconferencing, audio visual, medical, educational, and technology industries. The Company performs credit evaluations of its customers' financial condition and generally requires no collateral.

        USE OF ESTIMATES - The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's estimates consist principally of reserves for uncollectible accounts receivable, lower of cost or market inventory adjustments, product warranty, and the valuation of deferred tax assets.

        FINANCIAL INSTRUMENTS - The fair value of the Company's accounts receivable, accounts payable, accrued expenses, line of credit and notes payable approximate their carrying value due to their short-term nature. The fair value of the Company's long-term debt approximates carrying value due to its variable interest rate.

        REVENUE RECOGNITION - The Company recognizes revenue from product sales at the time of product shipment or at the completion of installation if customer acceptance is required. The Company transfers the risks and rewards of the products, including title, at this time.

        The Company recognizes revenue on maintenance contracts ratably over the life of the contract.

        Shipping and handling costs are recorded as sales, and the offsetting expense is recorded in cost of sales.

        CASH AND CASH EQUIVALENTS - For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

        INVENTORIES - Materials, work-in-process, and finished goods are stated at the lower of moving average cost or market.

        PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost. Depreciation is computed over estimated useful lives using principally the straight-line method. Maintenance and repairs are charged to operations, and additions or improvements are capitalized. Items of property sold, retired, or otherwise disposed of are removed from the assets and accumulated depreciation accounts and any gains or loss on disposal are reflected in operations; major improvements and betterments are capitalized. The present values of capital lease obligations are classified as long-term debt and the related assets are included in machinery and equipment. Amortization of machinery and equipment under capital leases is included in depreciation expense.

        AMORTIZATION OF LNTANGIBLE ASSETS - Patents are being amortized using the straight-line method over seven years. Noncompete agreements are being amortized using the straight-line method over the 12-year life of the agreement. Goodwill, representing the excess cost over net book value of acquired companies, is amortized using the straight-line method over 10 years.

        RECOVERABILITY OF LONG-LIVED ASSETS - The Company reviews its long-lived assets periodically to determine potential impairment by comparing the carrying value of the assets with expected net cash flows expected to be provided by operating activities of the business or related products. Should the sum of the expected future net cash flows be less than the carrying value, the Company would determine whether an impairment loss should be recognized. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value of the asset based on the discounted cash flows expected to be generated by the asset. At December 31, 2001 and 2000, no impairment loss provision is required or recorded in the financial statements.

        RESEARCH AND DEVELOPMENT COSTS - Research and development costs are charged to operations when incurred.

        INCOME TAXES - Deferred income tax assets and liabilities are determined based on the differences between the financial statement and tax bases of assets and liabilities using tax rates in effect when the differences are expected to reverse. Income tax expense is the tax payable for the period and the change during the period in deferred income tax assets and liabilities.

        EARNINGS PER COMMON SHARE - Basic net income per common share is based on the weighted average number of common shares outstanding during each year. Diluted net income per common share takes into effect the dilutive effect of potential common shares outstanding. The Company's only potential common shares outstanding are stock options and stock warrants, which resulted in a dilutive effect of 176,694 and 395,638 shares in 2001 and 2000, respectively. The total number of anti-dilutive stock options and warrants was 151,000 and 87,000 as of December 31, 2001 and 2000, respectively. The Company calculates the dilutive effect of outstanding options using the treasury stock method. The following data show the amounts used in computing the weighted average number of shares of dilutive potential common stock at December 31:

                                                        2001           2000

        Weighted average number of shares used
          in basic earnings per share                 5,844,860      5,741,330
        Effect of dilutive stock options                176,694        395,638
                                                    -----------    -----------
                                                      6,021,554      6,136,968
                                                    ===========    ===========


        DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES - On January 1, 2001, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING Activities, as amended by SFAS No. 138, ACCOUNTING FOR CERTAIN DERIVATIVE INSTRUMENTS AND CERTAIN HEDGING ACTIVITIES. SFAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that all derivatives, including those embedded in other contracts, be recognized as either assets or liabilities and that those financial instruments be measured at fair value. The accounting for changes in the fair value of derivatives depends on their intended use and designation. Management has reviewed the requirements of SFAS No. 133 and has determined that they have no freestanding or embedded derivatives. All contracts that contain provisions meeting the definition of a derivative also meet the requirements of, and have been designated as, normal purchases or sales. The Company's policy is to not use freestanding derivatives and to not enter into contracts with terms that cannot be designated as normal purchases or sales.

        FOREIGN CURRENCY TRANSLATION - The functional currency is the U.S. dollar for each foreign country in which the Company operates. The Company's foreign offices act as distributors for the Company's products and services rather than as stand-alone entities.

        RECLASSIFICATIONS - Certain amounts in the 2000 financial statements have been reclassified to conform to the 2001 financial statement presentation. These reclassifications had no effect on net income or stockholders' equity as previously reported.

2.      ACQUISITIONS AND DISPOSITIONS

        MEDCAM TECHNOLOGY, INC. - In February 2000, the Company sold certain assets acquired in 1998 as part of the Video Dynamics, Inc. (VDI) acquisition in exchange for $108,000 payable over three years. In addition, the remaining related employment agreements were terminated along with a $10,000 note payable.

        As part of the agreement, the Company executed a $150,000 note payable over 12 months to MedCam Technology, Inc. (MedCam), a new company started by the VDI founders, in exchange for a perpetual option to buy 20% of MedCam for $1. In addition, a three-year reseller agreement was executed with MedCam, which entitles the Company to a 5% royalty on sales of the MedCam Pro and MedCam Pro Plus products. The Company accounts for its investment in MedCam using the cost method of accounting.

3.      INVENTORIES

        Inventories consisted of the following at December 31:

                                                           2001          2000

        Raw materials                                  $ 1,972,910   $ 1,695,726
        Work-in-process                                    481,465       515,884
        Finished goods, including demonstration units    1,282,142     2,252,609
                                                       -----------   -----------
                                                       $ 3,736,517   $ 4,464,219
                                                       ===========   ===========

4.      NONCOMPETE OBLIGATION


        At December 31, 1999, the Company had a $750,000 obligation, which was due and paid in full in April 2000, to a shareholder for a twelve-year noncompete agreement. The shareholder had the option to defer payment in whole or in part for up to twelve one-year periods. Interest was to begin accruing on this obligation upon the shareholder's first deferral at the Company's short-term cost of borrowing. As the obligation was paid in April 2000, no interest was due under terms of the agreement.

5.      LINE OF CREDIT

        At December 31, 2001, the Company has available a $2,750,000 bank revolving note, secured by substantially all assets, that expires April 30, 2002. Interest is computed on actual days elapsed at an annual rate equal to the prime rate as quoted by THE WALL STREET JOURNAL. The note is payable on demand. The terms of the note require the Company to maintain certain financial ratios. The Company was in compliance with all financial covenants as of December 31, 2001. The amount outstanding under the note was $0 and $1,146,811 at December 31, 2001 and 2000, respectively.

6.      LONG-TERM DEBT

        Long-term debt consists of the following:

                                                           2001          2000

        Capital lease obligations, at implicit rates
          from 3% to 9%, payable in installments to
          2004                                         $    71,931   $    98,389
        Note payable to bank, monthly payments of
          $19,202 through August 2004, interest at the
          prime rate (4.75% at December 31, 2001),
          secured by substantially all assets              568,861       750,000
                                                       -----------   -----------
                                                           640,792       848,389
        Less amounts due within one year                   237,547       194,253
                                                       -----------   -----------
                                                       $   403,245   $   654,136
                                                       ===========   ===========

        Scheduled maturities of long-term debt are as follows at December 31, 2001:

        2002                                                        $   237,547
        2003                                                            245,562
        2004                                                            157,683
                                                                    -----------
                                                                    $   640,792
                                                                    ===========

7.      LEASE OBLIGATIONS


        The Company leases various items of equipment and vehicles over terms of three to five years. Equipment and vehicle leases expire at varying dates over the next three years. The Company also leases office and warehouse facilities in Minnesota, Illinois, Nebraska, and Iowa; the leases expire from September 2002 to July 2004 and one is month-to-month. The Company is obligated to pay costs of property taxes and operating costs under the terms of the office and warehouse leases.

        Property and equipment includes the following amounts for capital leases at December 31:

                                                         2001           2000

        Machinery and equipment                      $   163,085    $   163,085
        Vehicles                                          13,500         13,500
        Accumulated depreciation                        (153,209)      (107,956)
                                                     -----------    -----------
                                                     $    23,376    $    68,629
                                                     ===========    ===========

        At December 31, 2001, the Company had the following minimum commitments for payments of rentals under leases, which at inception had a noncancelable term of more than one year:

                                                       Operating      Capital
                                                        Leases        Leases

        2002                                         $   210,683    $    34,621
        2003                                              42,028         30,126
        2004                                              23,583         15,063
                                                     -----------    -----------
        Total lease commitments                      $   276,294         79,810
                                                     ===========
        Less amount representing interest                                (7,879)
                                                                    -----------
        Present value of minimum lease payments
          (included in long-term debt)                              $    71,931
                                                                    ===========


        Rental expense for operating leases totaled $415,120 and $444,081 in 2001 and 2000, respectively.

8.      STOCKHOLDERS' EQUITY

        The Board of Directors has authorized the redemption of up to 1,200,000 shares of the Company's Common Stock. During 2001, 50,317 shares at a cost of $73,386 were redeemed and recorded as treasury stock.

        The Company had outstanding warrants to issue 7,273 shares common stock at $0.69 per share that expired in November 2000.

        The Board of Directors has not yet established rights and preferences for the Company's preferred stock.

9.      STOCK-BASED COMPENSATION

        The Company has a qualified incentive stock option plan, whereby options to purchase shares of the Company's Common Stock are granted at a price not less than the fair market value of the stock at the date of grant. Each option expires no later than ten years from the date of grant. If options are granted to persons owning more than ten percent of the voting stock of the Company, the plan provides that the exercise price shall not be less than 110% of the fair market value per share at the date of grant, and will expire no later than five years from the date of grant. In 2001 and 2000, the plan had authorized 575,000 options for the purchase of common stock.

        The Company has a nonqualified incentive stock option plan for outside directors and nonemployees, with 500,000 authorized options to purchase the Company's stock. The plan is substantially the same as the plan discussed above. However, the exercise price may be lower than, greater than, or equal to the stock price at the date of issuance.

        A summary of the Company's stock option plans as of December 31, 2001 and 2000 and changes during the years ended on those dates is listed below:



                                                                 2001                               2000
                                                    -----------------------------      ----------------------------
                                                                 Weighted-Average                  Weighted-Average
                                                       Shares     Exercise Price         Shares     Exercise Price
                                                    -----------  ----------------      ----------  ----------------

        Outstanding at beginning of year               732,750        $ 1.27              663,000       $ 0.84
        Granted                                        114,000          1.67              155,750         3.25
        Exercised                                     (172,090)          .85              (85,000)        1.58
        Forfeited                                      (66,660)         3.52               (1,000)        0.69
                                                    ----------                         ----------
        Outstanding at end of year                     608,000        $ 1.60              732,750       $ 1.27
                                                    ==========                         ==========

        Options exercisable at year-end                557,860                            607,750
                                                    ==========                         ==========



        The following table summarizes information about fixed stock options outstanding at December 31, 2001:



                                                                    Weighted-Average
                                                                     Exercise Price           Weighted-Average
            Range of          Number           Options        ----------------------------       Remaining
         Exercise Prices   Outstanding       Exercisable      Outstanding      Exercisable    Contractual Life
         ---------------   -----------       -----------      -----------      -----------    ----------------

         $0.81 - $1.00       198,500            198,500        $  0.95           $ 0.95          5.80 years
          1.01 -  2.00       258,500            215,860           1.39             1.38          2.32 years
          2.01 -  3.00        99,000             99,000           1.66             1.66          1.62 years
          3.01 -  4.26        52,000             44,500           3.60             3.64          1.13 years
         -------------     ---------          ---------
         $0.81 - $4.26       608,000            557,860                                          3.24 years
         =============     =========          =========                                         ===========


        The Company has chosen to account for stock-based compensation in accordance with Accounting Principles Board Opinion No. 25. If compensation cost would have been recognized in accordance with SFAS No. 123, net income and earnings per share would have been reduced as follows:

                                                        2001           2000

        Net income:
          As reported                               $   486,744    $  1,034,259
                                                    ===========    ============
          Pro forma                                 $   348,399    $    721,259
                                                    ===========    ============
        Basic earnings per common share:
          As reported                               $       .08    $        .18
                                                    ===========    ============
          Pro forma                                 $       .06    $        .13
                                                    ===========    ============
        Diluted earnings per common share:
          As reported                               $       .08    $        .17
                                                    ===========    ============
          Pro forma                                 $       .06    $        .12
                                                    ===========    ============


        The weighted average fair value as defined by SFAS No. 123 of options granted in 2001 and 2000 was estimated to be $1.22 and $2.41, respectively, on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 2001 and 2000, respectively: dividend yield of 0% for all years; expected volatility of 114% and 118%; risk-free interest rates of 4.6% and 6.3%, and expected lives from three to 10 years.

10.     INCOME TAXES

        Income tax expense (benefit) consists of the following components:

                                                         2001           2000

        Current                                      $   431,000    $   106,000
        Deferred                                        (118,000)      (162,000)
                                                     -----------    -----------
                                                     $   313,000    $   (56,000)

                                                     ===========    ===========

        The reconciliation of income taxes computed at the U.S. federal statutory rate to income tax expense (benefit) recorded in the financial statements is as follows:

                                                        2001            2000

        Federal statutory income tax rate               35.0%           35.0%
        Rate differential                               (1.0)           (1.0)
        Tax credits                                     (6.3)
        State tax rate, net of federal benefit           6.0             4.0
        Permanent differences                            5.4             4.7
        Valuation allowance                                            (52.4)
        Other items, net                                                 4.0
                                                     -------         -------
        Effective tax rate                              39.1%           (5.7)%
                                                     =======         =======

        The total deferred tax assets and liabilities included in the net deferred tax asset are as follows:

                                                       2001           2000

        Current:
          Unearned maintenance contracts           $   240,000    $   207,000
          Inventory valuations                          78,000        116,000
          Bad debt reserves                             60,000         60,000
          Vacation accruals                             36,000         35,000
          Other                                         11,000         42,000
                                                   -----------    -----------
                                                       425,000        460,000
        Noncurrent:
          Depreciation and amortization                 33,000        (78,000)
          R&D credit carryforward                       42,000
                                                   -----------    -----------
                                                        75,000        (78,000)
                                                   -----------    -----------
        Net deferred tax asset                     $   500,000    $   382,000
                                                   ===========    ===========

        The net decrease in the valuation allowance was $512,000 in 2000.

11.     COMMITMENTS AND CONTINGENCIES


        In 2000, the Company executed a three-year employment agreement with an officer totaling approximately $144,000 and $120,000 in 2001 and 2000, respectively.

        In 1999, the Company executed a three-year employment agreement with an officer totaling approximately $135,000 in 2001 and 2000.

        At December 31, 2001 and 2000, the Company had purchase commitments with suppliers of approximately $523,000 and $426,000, respectively.

12.     EMPLOYEE BENEFIT PLAN

        Effective October 1, 1998, the Company adopted the E.mergent, Inc. Employee Stock Purchase Plan (the Plan). All full-time employees are eligible to participate in the Plan, effective upon their date of hire. The Plan allows eligible employees to purchase shares of common stock through the open market on a quarterly basis at the lesser of 85% of the fair market value on the beginning or ending dates of the period, with the remaining 15% paid for by the Company. A total of 34,526 and 33,233 shares was purchased by the Plan during 2001 and 2000, respectively.

        The Company sponsors a discretionary 401(k) profit sharing plan and trust, covering employees who are over 18 years of age and have completed 30 days of service. The Company contributed $0 and $19,156 to the plan in 2001 and 2000, respectively.

13.     INFORMATION CONCERNING INDUSTRY SEGMENTS AND MAJOR CUSTOMERS

        The Company classifies its businesses into two segments: Products Division (VideoLabs), which designs, manufactures, and markets collaboration-based peripherals; and Services Division (Acoustic Communication Systems) which specializes in the design, installation, support, and service of multimedia systems.

        At December 31, 2001, the Company had four customers who accounted for approximately $767,000 of the outstanding trade accounts receivable balance. At December 31, 2000, the Company had four customers who accounted for approximately $925,000 of the outstanding trade accounts receivable balance.

        During 2001 and 2000, the Company had total sales outside the United States of approximately $2,506,000 and $2,397,000, respectively. Of these amounts, approximately $1,942,000 and $2,047,000, respectively, were sales to customers in Europe; approximately $165,000 and $152,000, respectively, were sales to customers in the Asia/Pacific region; and approximately $399,000 and $199,000, respectively, were sales to customers in South America.

        In 2001 and 2000, the Company had a supplier from which it made purchases of approximately $3,206,000 and $1,627,000, respectively. Although no long-term supply contract exists, the Company believes there are alternative suppliers of this raw material.

        Information concerning the Company's operations by segment is presented below. Note that management does not assign asset balances or specific property plant and equipment items to the two segments. Depreciation expense is allocated to the segments.



                                                                   Services
                                                                   Division
                                                  Products         (Acoustic
                                                  Division       Communication
                                                 (VideoLabs)       Systems)         Corporate        Consolidated
                                                -------------    --------------   -------------     --------------

        Year Ended December 31, 2001:
          Sales                                 $   9,452,885    $   12,964,264                     $   22,417,149
          Cost of sales                             5,816,825         8,505,595                         14,322,420
                                                -------------    --------------                     --------------
          Gross profit                              3,636,060         4,458,669                          8,094,729
          Operating expenses                        2,334,703         3,092,223   $   1,786,856          7,213,782
                                                -------------    --------------   -------------     --------------
          Operating income (loss)               $   1,301,357    $    1,366,446   $  (1,786,856)    $      880,947
                                                =============    ==============   =============     ==============

          Depreciation and amortization         $      28,571    $       89,894   $     471,458     $      589,923
                                                =============    ==============   =============     ==============

        Year Ended December 31, 2000:
          Sales                                 $  10,636,087    $   11,194,285                     $   21,830,372
          Cost of sales                             6,344,225         7,423,474                         13,767,699
                                                -------------    --------------                     --------------
          Gross profit                              4,291,862         3,770,811                          8,062,673
          Operating expenses                        2,130,236         2,802,374   $   2,000,712          6,933,322
                                                -------------    --------------   -------------     --------------
          Operating income (loss)               $   2,161,626    $      968,437   $  (2,000,712)    $    1,129,351
                                                =============    ==============   =============     ==============

          Depreciation and amortization         $      29,340    $       73,104   $     514,291     $      616,735
                                                =============    ==============   =============     ==============



14.     NEW ACCOUNTING STANDARDS

        In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, BUSINESS COMBINATIONS, and SFAS No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS. SFAS No. 141 eliminates the pooling-of-interests method of accounting for business combinations after June 30, 2001. SFAS No. 142 establishes new standards for accounting for goodwill and intangible assets and is effective for the Company on January 1, 2002. Management has not determined the impact that SFAS No. 142 will have upon adoption.

        In June 2001, the FASB issued SFAS No. 143, ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS. SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No. 143 applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, and/or the normal operation of a long-lived asset, except for certain obligations of lessees. SFAS No. 143 amends SFAS No. 19, FINANCIAL ACCOUNTING AND REPORTING BY OIL AND GAS PRODUCING COMPANIES. SFAS No. 143 is effective for the Company on January 1, 2003. Management is currently assessing what impact, if any, SFAS No. 143 will have on the Company's financial position or results of operations.

        In August 2001, the FASB issued SFAS No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS. SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, REPORTING THE RESULTS OF OPERATIONS - REPORTING THE EFFECTS OF DISPOSAL OF A SEGMENT OF A BUSINESS, AND EXTRAORDINARY, UNUSUAL, AND INFREQUENTLY OCCURRING EVENTS AND TRANSACTIONS, for the disposal of a segment of a business (as previously defined in that Opinion). SFAS No. 144 also amends Accounting Research Bulletin No. 51, CONSOLIDATED FINANCIAL STATEMENTS, to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. SFAS No. 144 was effective for the Company on January 1, 2002. The Company does not expect SFAS No. 144 to have a material effect on the Company's financial position or results of operations.

15.     SUBSEQUENT EVENT

        On January 21, 2002, the Company signed a merger agreement with ClearOne Communications, Inc. (formerly Gentner Communications Corporation) (ClearOne) for total consideration of $7,300,000 in cash and 873,000 ClearOne shares. In the merger, each share of company common stock will be exchanged for a fraction of a share of ClearOne Common Stock and a fixed amount of cash, calculated at completion of the merger. Under the merger agreement, the Company will become a wholly owned subsidiary of ClearOne. Following regulatory and shareholder approval, the merger is expected to be completed in April 2002.

                          Interim Financial Statements

                               of E.mergent, Inc.

                                 E.MERGENT, INC.
                  INTERIM CONDENSED BALANCE SHEETS - UNAUDITED



                                                                                           MARCH 31,      DECEMBER 31,
                              ASSETS                                                         2002            2001

Current assets
   Cash and cash equivalents ........................................................    $  1,505,128    $    807,115
   Accounts receivable, less allowance for doubtful accounts of $150,000 on March 31,
     2002 and $150,000 on December 31, 2001 .........................................       3,143,675       3,299,720
   Other receivables ................................................................           8,538           7,091
   Inventories (Note 4) .............................................................       3,605,419       3,736,517
   Deferred income taxes ............................................................         425,000         425,000
   Prepaid expenses .................................................................         151,469         128,603
                                                                                         ------------    ------------
     Total current assets ...........................................................       8,839,229       8,404,046

Property and equipment
   Office and computer equipment ....................................................         891,079         881,514
   Machinery and equipment ..........................................................         368,402         363,408
   Tooling ..........................................................................         792,301         757,441
   Leasehold improvements ...........................................................          64,228          59,100
                                                                                         ------------    ------------
   Total equipment ..................................................................       2,116,010       2,061,463
       Less accumulated depreciation ................................................      (1,672,779)     (1,587,981)
                                                                                         ------------    ------------
       Net property and equipment ...................................................         443,231         473,482

Other assets
   Deferred income taxes ............................................................          75,000          75,000
   Goodwill, net ....................................................................         999,040         999,040
   Noncompete, net ..................................................................         583,333         598,958
   Patents, net .....................................................................          85,714          92,857
   Notes receivable from Medcam .....................................................          33,000          42,000
   Investment in Medcam .............................................................         150,000         150,000
                                                                                         ------------    ------------
       Total other assets ...........................................................       1,926,087       1,957,855

       Total assets .................................................................    $ 11,208,547    $ 10,835,383
                                                                                         ============    ============

                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
   Accounts payable .................................................................    $  1,547,912    $    862,168
   Bank line of credit (Note 3) .....................................................               0               0
   Current maturities of unearned maintenance contracts .............................         687,858         764,072
   Current maturities of long-term debt and capital leases ..........................         237,547         237,547
   Customer deposits and other liabilities ..........................................         147,936         150,113
   Accrued compensation .............................................................         292,156         203,635
   Income taxes payable .............................................................          20,531         188,911
   Other ............................................................................          13,682          77,061
                                                                                         ------------    ------------
     Total current liabilities ......................................................       2,947,622       2,483,507
Long-term debt and capital leases, net of current maturities ........................         339,668         403,245
Unearned maintenance contracts, net of current maturities ...........................         319,063         300,418

Stockholders' equity
   Common stock, $.01 par value; Authorized 20,000,000 shares issued and outstanding,
   5,931,280 shares at March 31, 2002 and 5,929,280 shares at December 31, 2001 .....          59,313          59,293
   Additional paid in capital .......................................................       7,866,750       7,863,640
   Treasury stock ...................................................................         (73,386)        (73,386)
   Note receivable from officer .....................................................        (121,875)       (121,875)
   Accumulated deficit ..............................................................        (128,608)        (79,459)
                                                                                         ------------    ------------
     Total stockholders' equity .....................................................       7,602,194       7,648,213
                                                                                         ------------    ------------
       Total liabilities and stockholders' equity ...................................    $ 11,208,547    $ 10,835,383
                                                                                         ============    ============

             INTERIM CONDENSED STATEMENTS OF OPERATIONS - UNAUDITED



                                                  THREE  MONTHS ENDED
                                                  -------------------
                                                       MARCH 31
                                                   2002          2001
                                               -----------    -----------

Sales ......................................   $ 5,209,041    $ 4,923,661
Cost of goods sold .........................     3,375,720      3,132,874
                                               -----------    -----------
Gross profit ...............................     1,833,321      1,790,787
Selling, general and administrative expenses     1,919,061      1,848,562
                                               -----------    -----------
Operating loss .............................       (85,740)       (57,775)
Other expense, net .........................        (3,084)       (42,260)
Income tax benefit .........................        39,675         40,000
                                               -----------    -----------
Net loss ...................................   $   (49,149)   $   (60,035)
                                               ===========    ===========

Basic loss per common share ................   ($     0.01)   ($     0.01)

Weighted average shares outstanding ........     5,930,280      5,774,378

Diluted loss per common share ..............   ($     0.01)   ($     0.01)

Diluted shares outstanding .................     5,930,280      5,774,378




             INTERIM CONDENSED STATEMENTS OF CASH FLOWS - UNAUDITED



                                                          THREE MONTHS ENDED
                                                              MARCH 31
                                                              --------
                                                         2002          2001
                                                     -----------    -----------

Cash flows from operations:
     Net cash from operations ...................... $   813,007    $   332,508

Cash flows from investing:
     Capital expenditures ..........................     (54,547)       (22,610)
                                                     -----------    -----------
     Net cash used for investing ...................     (54,547)       (22,610)

Cash flows from financing:
     Issuance of common stock and warrants .........       3,130         11,500
     Borrowings on bank line of credit, net ........                   (270,000)
     Payments on  note payable and capital leases ..     (63,577)       (46,128)
     Repurchase of common stock and warrants .......                     (6,500)
                                                     -----------    -----------
       Net cash used for financing .................     (60,447)      (311,128)
                                                     -----------    -----------

Net increase (decrease) in cash and cash equivalents     698,013         (1,230)

Cash and cash equivalents at beginning of period ...     807,115          1,230
                                                     -----------    -----------

Cash and cash equivalents at end of period ......... $ 1,505,128    $         0
                                                     ===========    ===========

FOOTNOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 1.  BASIS OF PRESENTATION

         The condensed balance sheets as of March 31, 2002, the condensed statements of operations and cash flows for the three-month periods ended March 31, 2002 and 2001 have been prepared by E.mergent, Inc. (for the purposes of Notes 1 to 6 below,"are" or the "Company") without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at March 31, 2002 and 2001 have been made.

         Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2001 Form 10KSB. The results of operations for the periods ended March 31, 2002 and 2001 are not necessarily indicative of the operating results for the entire year.

NOTE 2.  NEW ACCOUNTING STANDARDS

         In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS. This statement requires that goodwill and intangible assets deemed to have an indefinite life not be amortized. Instead of amortizing goodwill and intangible assets deemed to have an indefinite life, the statement requires a test for impairment to be performed annually, or immediately if conditions indicate that such an impairment could exist. We adopted the provisions of SFAS No. 142 effective January 1, 2002, and as a result, will no longer record goodwill amortization of approximately $132,000 per year. We are currently in the process of completing the first step of the initial goodwill impairment test required by SFAS No. 142 and will complete this assessment in the second quarter of 2002.

         The following table provides the comparable effects of the adoption of SFAS No. 142 for the quarters ended March 31, 2002 and March 31, 2001.

                                               THREE MONTHS ENDING
                                                    MARCH 31,
                                                2002          2001
                                             ----------    ----------

Reported net loss ........................   $  (49,149)   $  (60,035)
Add back goodwill amortization............                     33,000
                                             ----------    ----------
Adjusted net loss ........................   $  (49,149)   $  (27,035)
                                             ==========    ==========

Reported loss per share - basic ..........   $    (0.01)   $    (0.01)
Goodwill amortization
                                             ----------    ----------
Adjusted net loss per share - basic ......   $    (0.01)   $    (0.01)
                                             ==========    ==========

Reported loss per share - diluted ........   $    (0.01)   $    (0.01)
Goodwill amortization
                                             ----------    ----------
Adjusted net loss per share - diluted ....   $    (0.01)   $    (0.01)
                                             ==========    ==========



         In June 2001, the FASB issued SFAS No. 143, ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS. SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No. 143 applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, and/or the normal operation of a long-lived asset, except for certain obligations of lessees. SFAS No. 143 amends SFAS No. 19, FINANCIAL ACCOUNTING AND REPORTING BY OIL AND GAS PRODUCING COMPANIES. SFAS No. 143 is effective for the Company on January 1, 2003. Management is currently assessing what impact, if any, SFAS No. 143 will have on the Company's financial position or results of operations.

         In August 2001, the FASB issued SFAS No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS. SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. SFAS No. 144 was effective for the Company on January 1, 2002. The Company does not expect SFAS No. 144 to have a material effect on the Company's financial position or results of operations.

NOTE 3.  INCOME PER COMMON SHARE

         Basic earnings per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share is similar to the computation of basic earnings per share, except that the denominator is increased for the assumed exercise of dilutive options using the treasury stock method. Stock options and warrants of 295,350 for 2002 and 222,252 for 2001 were not used in the calculation because their impact would have been anti-dilutive due to the net loss incurred for those periods. The components of the earnings per share are as follows:

                                                       THREE MONTHS ENDING
                                                             MARCH 31,
                                                         2002          2001
                                                       ---------    ----------

Weighted average common shares outstanding for
      Basic earnings per share                         5,930,280     5,774,378
Effect of dilutive securities:
      Stock Options and Warrants                              --            --
                                                       ---------    ----------
Shares used in diluted earnings per share              5,930,280     5,774,378
                                                       =========     =========

NOTE 4. LINE OF CREDIT


         At March 31, 2002, the Company has available a $2,750,000 bank revolving note, secured by substantially all assets, that expires June 30, 2002. Interest is computed on actual days elapsed, at an annual rate equal to the prime rate as quoted by THE WALL STREET JOURNAL. At March 31, 2002 the interest rate was 4.75%. The note is payable on demand. The terms of the note require the Company to maintain certain financial ratios. The Company was in compliance with all covenants as of March 31, 2002. The Company did not have any borrowings on March 31, 2002.

NOTE 5.  INVENTORY



           Inventories consisted of the following on:             MARCH 31, 2002      DECEMBER 31, 2001

           Materials                                                $1,374,548           $1,972,910
           Work-in-process                                             406,308              481,465
           Finished goods, including demonstration units             1,824,563            1,282,142
                                                                    ----------           ----------
                                                                    $3,605,419           $3,736,517
                                                                    ==========           ==========


NOTE 6.  SEGMENT INFORMATION

         The Company classifies its businesses into two segments: Products Division (VideoLabs), which designs, manufactures, and markets collaboration-based peripherals; and Services Division (ACS), which specializes in the design, installation, support, and service of multimedia systems.

         Information concerning the Company's operations by segment is presented below.




                                                  Products          Services
                                                  Division          Division         Corporate        Consolidated
                                                 ------------    -------------     -------------     --------------

THREE MONTHS ENDED MARCH 31, 2002:

          Sales                                  $  2,879,661    $   2,329,380                       $    5,209,041
          Cost of sales                             1,802,021        1,573,699                            3,375,720
                                                 ------------    -------------                       --------------
          Gross profit                              1,077,640          755,681                            1,833,321
          Operating expenses                          534,959          712,346     $     671,756          1,919,061
                                                 ------------    -------------     -------------     --------------
          Operating income (loss)                $    542,681    $      43,335     $    (671,756)    $      (85,740)
                                                 ============    =============     =============     ===============

          Depreciation and amortization          $      7,143    $      20,911     $      79,511     $      107,565
                                                 ============    =============     =============     ==============

THREE MONTHS ENDED MARCH 31, 2001:

          Sales                                  $  2,197,031    $   2,726,630                       $    4,923,661
          Cost of sales                             1,426,159        1,706,715                            3,132,874
                                                 ------------    -------------                       --------------
          Gross profit                                770,872        1,019,915                            1,790,787
          Operating expenses                          614,551          785,890     $     448,121          1,848,562
                                                 ------------    -------------     -------------     --------------
          Operating income (loss)                $    156,321    $     234,025     $    (448,121)    $      (57,775)
                                                 ============    =============     =============     ===============

          Depreciation and amortization          $      7,143    $      19,915     $     121,271     $      148,329
                                                 ============    =============     =============     ==============

    UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION OF CLEARONE

        The following unaudited pro forma condensed combined financial information gives effect to the acquisitions of Ivron Systems, Ltd. and E.mergent by ClearOne and the December 2001 private placement of ClearOne common stock. Effective October 3, 2001, ClearOne, through a wholly owned subsidiary, acquired the shares of Ivron Systems for a combination of cash and stock. An amendment to the share purchase agreement dated October 3, 2001 was finalized April 8, 2002. Because the terms of the amendment had been negotiated as of March 31, 2002, the effects of such amendment were included in ClearOne's financial statements as of March 31, 2002. Effective December 11, 2001, ClearOne issued 1,500,000 shares of common stock under a private placement that were subsequently registered on Form S-3 with the Securities and Exchange Commission. The only impact of this stock offering on the pro forma statements of operations is the inclusion of 1,500,000 shares in the calculation of the weighted average shares outstanding. On January 21, 2002, ClearOne entered into a definitive agreement to acquire the stock of E.mergent for a combination of cash and stock. The E.mergent acquisition was completed on May 31, 2002. Both the Ivron Systems and E.mergent acquisitions have been accounted for under the purchase method of accounting. The unaudited pro forma condensed combined statements of operations for the year ended June 30, 2001 and the nine months ended March 31, 2002 have been prepared as if each transaction occurred on July 1, 2000. The pro forma condensed combined balance sheet as of March 31, 2002 has been prepared as if the E.mergent acquisition occurred on March 31, 2002. Because the financial results of Ivron Systems and the private placement are included in ClearOne's historical financial statements as of March 31, 2002, no adjustments have been made to the pro forma balance sheet related to these transactions. Please see the notes to these pro forma combined condensed statements regarding certain assumptions utilized in the preparation of these statements. ClearOne's fiscal year ends on June 30 while the fiscal years of Ivron Systems and E.mergent historically ended on December 31. Accordingly, ClearOne has combined its historical results from continuing operations for the year ended June 30, 2001 with the unaudited financial results of Ivron Systems and E.mergent for the twelve months ended June 30, 2001, comprising the last six months of operations of Ivron Systems and E.mergent for the year ended December 31, 2000 and the first six months of operations of Ivron Systems and E.mergent for the year ended December 31, 2001. The unaudited pro forma condensed combined statement of operations presented for the nine months ended March 31, 2002 includes the historical unaudited financial results from continuing operations of ClearOne and E.mergent for the nine months ended March 31, 2002. The historical unaudited financial results from continuing operations of Ivron Systems are included from July 1, 2000 to October 2, 2001, with the results from October 3, 2001 to March 31, 2002 already consolidated in ClearOne's operating results.

        Unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the transactions occurred on the dates indicated above, nor is it necessarily indicative of future financial position or results of operations. These unaudited pro forma condensed combined financial statements are based on the respective historical financial statements of ClearOne, Ivron Systems and E.mergent and do not incorporate, nor do they assume, any benefits from cost savings or synergies of operations of the combined company. The unaudited pro forma condensed combined financial information should be read together with ClearOne's historical financial statements and those of Ivron Systems and E.mergent, including the related notes, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of ClearOne, all of which are included in filings that have been previously filed with the Securities and Exchange Commission.

        The pro forma financial statements include adjustments, which are based upon the final determination of the identifiable intangible assets acquired from E.mergent and certain other management estimates, to reflect the allocation of the purchase consideration to the acquired assets and liabilities of E.mergent. Management does not expect that further adjustments to the purchase price allocation, if any, will be material.

                    Unaudited Pro Forma Financial Information
                   Pro Forma Condensed Combined Balance Sheet
                              As of March 31, 2002
                                   (in 000's)


                                                                   Pro Forma
                                                                  Adjustments
                                       ClearOne      E.mergent   for E.mergent         Pro Forma
                                      (Historical) (Historical)   Acquisition          Combined
                                      -------------------------------------------------------------
 ASSETS
 Current assets
 Cash and cash equivalents             $23,168     $  1,505      $ (9,297)       D    $15,376
 Accounts receivable, net               14,025        3,144                            17,169
 Note receivable - current portion         167                                            167
 Inventory                               5,792        3,605                             9,397
 Deferred taxes                            247          425                               672
 Other current assets                      420          160                               580
                                      ------------------------------------------     --------------
 Total current assets                   43,819        8,839        (9,297)             43,361

 Property and equipment, net             3,993          443                             4,436
 Goodwill, net                           2,898          999          (999)        A
                                                                   16,897         E    19,795
 Note receivable, long-term portion      1,549           33                             1,582
 Other intangible assets, net            5,517          669          (669)        A
                                                                    1,667         E     7,184
 Deposits and other assets                  73          225          (150)        F       148
                                      ------------------------------------------     --------------
 Total assets                          $57,849      $11,208       $ 7,449             $76,506
                                      ==========================================     ==============

 LIABILITIES AND SHAREHOLDERS'EQUITY
 Current liabilities
 Accounts payable                      $ 1,579      $ 1,548                            $3,127
 Accrued expenses                        1,791          473                             2,264
 Current portion of unearned
  maintenance contracts                                 688                               688
 Current portion of capital lease
   and long-term debt obligations           61          238                               299
                                      ------------------------------------------     --------------
 Total current liabilities               3,431        2,947                             6,378

 Unearned maintenance contracts                         319                               319
 Long-term debt and capital lease
  obligations                               16          340                               356
 Deferred tax liability                    746                    $   625         M     1,371
                                      ------------------------------------------     --------------
 Total liabilities                       4,193        3,606           625               8,424

 Shareholders' equity
 Common stock                               10           59           (59)        H
                                                                        9         J        19
 Additional paid in capital             33,141        7,867        (7,867)        H
                                                                   14,370         J
                                                                       47         G    47,558
 Treasury stock                                         (73)           73         I
 Note receivable from shareholder                      (122)          122         L
 Retained earnings (accumulated
  deficit)                              20,505         (129)          129         H    20,505
                                      ------------------------------------------     --------------
 Total shareholders' equity             53,656        7,602         6,824              68,082
                                      ------------------------------------------     --------------
 Total liabilities and
  shareholders' equity                 $57,849      $11,208       $ 7,449             $76,506
                                      ==========================================     ==============


                  See accompanying notes to unaudited pro forma
                    condensed combined financial statements.

               Unaudited Pro Forma Condensed Combined Statements of Operations
                    For the nine months ended March 31, 2002
                                   (in 000's)


                                                                                                              Pro Forma
                                                     Pro Forma        Pro Forma                 Pro Forma      Combined
                                                    Adjustments       Combined                 Adjustments     for Ivron
                                                     for Ivron        for Ivron                   for         Systems and
                          ClearOne   Ivron Systems    Systems          Systems     E.mergent    E.mergent      E.mergent
                        (Historical) (Historical)   Acquisition      Acquisition  (Historical) Acquisition    Acquisitions
                        ---------------------------------------------------------------------------------------------------

Net sales                  $37,974     $    47                       $  38,021      $17,055                   $  55,076
Cost of goods sold          15,226         343                          15,569       10,963                      26,532
                        ----------------------------------------    ---------------------------------------   -------------
Gross profit (loss)         22,748        (296)                         22,452        6,092                      28,544

Operating expenses
Marketing and selling        7,996         304                           8,300        2,376                      10,676
General and
  administrative             4,102         695     $      (46)    A      4,751        2,490    $    (112)   A
                                                                                                     303    B     7,432
Research and product
  development                3,044         116            139     B      3,299          504                       3,803
                        ----------------------------------------    ---------------------------------------   -------------
Total operating
  expenses                  15,142       1,115             93           16,350        5,370          191         21,911
                        ----------------------------------------    ---------------------------------------   -------------
Operating income
  (loss)                     7,606      (1,411)           (93)           6,102          722         (191)         6,633

Other income (expense)         139        (126)                             13          (21)                         (8)
                        ----------------------------------------    ---------------------------------------   -------------
Income (loss) from
  continuing
  operations before
  income taxes               7,745      (1,537)           (93)           6,115          701         (191)         6,625
Provision (benefit)
  for income taxes           2,771                        (35)    C      2,736          269          (71)   C     2,934
                        ----------------------------------------    ---------------------------------------   -------------
Income (loss) from
  continuing operations    $ 4,974     $(1,537)    $      (58)       $   3,379      $   432    $    (120)      $  3,691
                        ========================================    =======================================   =============

Basic earnings per
  common share             $  0.54                                                                             $   0.34
Diluted earnings per
  common share             $  0.51                                                                             $   0.32
Weighted average shares
  outstanding:
   Basic                     9,247                                                                               11,005
   Diluted                   9,756                                                                               11,462


                  See accompanying notes to unaudited pro forma
                    condensed combined financial statements.

               Unaudited Pro Forma Condensed Combined Statements of Operations
                     For the fiscal year ended June 30, 2001
                                   (in `000s)

                                                                                                              Pro Forma
                                                     Pro Forma        Pro Forma                 Pro Forma      Combined
                                                    Adjustments       Combined                 Adjustments     for Ivron
                                                     for Ivron        for Ivron                   for         Systems and
                          ClearOne   Ivron Systems    Systems          Systems     E.mergent    E.mergent      E.mergent
                        (Historical) (Historical)   Acquisition      Acquisition  (Historical) Acquisition    Acquisitions
                        ---------------------------------------------------------------------------------------------------

Net sales                 $ 39,878     $   608                       $  40,486     $ 22,503    $    (188)    K $ 62,801
Cost of goods sold          16,503         798                          17,301       14,270         (188)    K   31,383
                        ----------------------------------------    ---------------------------------------   -------------
Gross profit (loss)         23,375        (190)                         23,185        8,233                      31,418

Operating expenses
Marketing and selling        7,753       1,588                           9,341        3,449                      12,790
General and
  administrative             4,649         555     $     (182)    A      5,022        3,276         (224)    A
                                                                                                     404     B    8,478
Research and product
  development                2,502         732            555     B      3,789          689                       4,478
                        ----------------------------------------    ---------------------------------------   -------------
Total operating
  expenses                  14,904       2,875            373           18,152        7,414          180         25,746
                        ----------------------------------------    ---------------------------------------   -------------
Operating income
  (loss)                     8,471      (3,065)          (373)           5,033          819         (180)         5,672

Other income (expense)         373                                         373         (151)                        222
                        ----------------------------------------    ---------------------------------------   -------------
Income (loss) from
  continuing operations
  before income taxes        8,844      (3,065)          (373)           5,406          668         (180)         5,894
Provision (benefit)
  for income taxes           3,319                       (139)    C      3,180          (70)         (67)    C    3,043
                        ----------------------------------------    ---------------------------------------   -------------
Income (loss) from
  continuing operations   $  5,525     $(3,065)    $     (234)       $   2,226     $    738    $    (113)      $  2,851
                        ========================================    =======================================   =============

Basic earnings per
  common share            $   0.64                                                                              $   0.26
Diluted earnings per
  common share            $   0.61                                                                              $   0.25
Weighted average shares
  outstanding:
      Basic                  8,594                                                                                10,960
      Diluted                9,016                                                                                11,383


                  See accompanying notes to unaudited pro forma
                    condensed combined financial statements.

      Notes to Unaudited Pro Forma Condensed Combined Financial Information

NOTE 1.


On October 3, 2001, ClearOne executed a share purchase agreement, as amended on April 8, 2002, with the shareholders of Ivron Systems. ClearOne paid cash of $6,000,000 for all of the issued and outstanding shares of Ivron Systems, cash of $650,000 for all outstanding options to purchase common shares of Ivron Systems, and incurred acquisition costs of $274,000 in the transaction. Additional consideration may be issued to Ivron Systems' shareholders if certain contingencies related to future earnings targets as defined in the share purchase agreement are met. The following is a summary of the purchase price allocation using the October 3, 2001 balance sheet of Ivron Systems (in 000's):


        Cash                                              $  460
        Accounts receivable                                  132
        Inventory                                            608
        Fixed assets                                          21
        Goodwill and other intangible assets               6,144
        Accounts payable                                    (175)
        Accrued expenses                                    (266)
                                                        ------------
               Total                                      $6,924
                                                        ============

        On January 21, 2002, ClearOne entered into a definitive agreement to acquire E.mergent. This acquisition was completed on May 31, 2002. Under the terms of the agreement, ClearOne acquired all of the issued and outstanding stock of E.mergent; thereby acquiring title to all assets and assuming all liabilities of E.mergent. As consideration in the transaction, ClearOne paid cash of $7,300,000 and issued 873,000 shares of its common stock, less the aggregate number of shares of common stock allocated to E.mergent's outstanding stock options assumed by ClearOne in the merger because, in accordance with the agreement and plan of merger, the 873,000 shares of ClearOne common stock were allocated first to E.mergent stock options being assumed by ClearOne. Outstanding E.mergent stock options were converted to options to purchase 4,158 shares of ClearOne's common stock at the ratio specified in the agreement and plan of merger. The value of the stock consideration paid to E.mergent shareholders used in determining the purchase price for accounting purposes was based on ClearOne's average closing price two days prior to and two days subsequent to January 21, 2002 (the announcement date for the acquisition) of $16.55. Additionally, ClearOne incurred transaction costs of approximately $1,071,000 in connection with the acquisition. This includes approximately $418,000 for severance payments to terminating E.mergent executives and approximately $51,000 of anticipated severance payments to other terminating E.mergent employees, as well as approximately $602,000 related to professional advisory, legal and accounting fees. E.mergent incurred transaction related costs of approximately $926,000. These costs have been reflected as a reduction of E.mergent's cash balance as of March 31, 2002. The following is a summary of the purchase price allocation using the March 31, 2002 balance sheet of E.mergent (in 000's):


      Cash                                              $    579
      Accounts receivable                                  3,144
      Inventory                                            3,605
      Fixed assets                                           443
      Other assets                                           693
      Goodwill                                            16,897
      Other intangible assets                              1,667
      Accounts payable                                    (1,548)
      Accrued expenses and customer deposits                (473)
      Unearned maintenance contracts                      (1,007)
      Other liabilities                                     (625)
      Capital leases and long-term debt                     (578)
                                                        ------------
           Total                                        $ 22,797
                                                        ============

        The purchase price was determined as follows:


      Cash paid to E.mergent shareholders               $  7,300
      Value of ClearOne common stock issued to
        E.mergent shareholders  (868,842
        shares x $16.55)                                  14,379
      Fair value of ClearOne options issued
        to E.mergent option holders,
        determined using the Black-Scholes model              47
      Acquisition costs to be paid by
        ClearOne                                           1,071
                                                        ------------
           Total purchase price                         $  22,797
                                                        ============

NOTE 2.


        The unaudited pro forma condensed combined balance sheet includes the adjustments necessary to give effect to the E.mergent acquisition as if it had occurred on March 31, 2002 as noted above. The unaudited pro forma condensed combined statements of operations include the adjustments necessary to give effect to the Ivron Systems and E.mergent acquisitions and the private placement as if they had occurred on July 1, 2000. Adjustments included in the pro forma condensed combined financial statements are summarized as follows:

(A)  Elimination   of  E.mergent  and  Ivron   historical   goodwill  and  other
     intangibles (and the related amortization) that were revalued as part of the purchase price allocation.


(B)  Values were  assigned to  intangible  assets  related to the Ivron  Systems acquisition  as follows:  developed  technology  -  $5,780,000;  goodwill -
     $439,000. These allocations are based upon a final report from an independent financial consulting firm. The developed technology was determined to have useful lives as follows, with the resulting impact on amortization expense:


                                               Amortization for the
            Value of         Useful     Nine months ended   Fiscal Year ended
           Technology         Life       March  31, 2002     June 30, 2001
       ----------------------------------------------------------------------
          $    135,000           3           $  11,250         $   45,000
             1,002,000           5              50,100            200,400
             4,643,000          15              77,383            309,533
       -------------------             --------------------------------------
           $ 5,780,000                        $138,733(i)       $ 554,933
       ===================             ======================================

               (i) Reflects the amortization expense from July 1, 2001 to October 2, 2001, the period prior to the acquisition of Ivron Systems by ClearOne.


Values were assigned to intangible assets related to the E.mergent acquisition as follows: customer contracts, non-compete agreements and patents - $1,667,000; goodwill (based upon E.mergent's March 31, 2002 balance sheet) - $16,897,000. These allocations are based upon a final report from an independent financial consulting firm. The contracts, non-compete agreements and patents were determined to have useful lives as follows, with the resulting impact on amortization expense:


                                                     Amortization for the
                                                  Nine months     Fiscal Year
                                       Useful        ended           ended
       Intangibles        Value         Life     March 31, 2002  June 30, 2001
       ------------------------------------------------------------------------
       Contracts        $    392,000      1.5         $  196,000    $   261,333
       Non-compete           215,000        3             53,750         71,667
       Patents             1,060,000       15             53,000         70,667
                     ----------------            ------------------------------
                         $ 1,667,000                  $  302,750      $ 403,667
                     ================            ==============================

(C) The tax impact of tax-deductible amortization adjustments, as calculated using ClearOne's blended statutory rate of 37.3%.


(D)  Cash  consideration  to  be  paid  to  former  E.mergent   shareholders  of
     $7,300,000 plus ClearOne and E.mergent transaction costs of $1,997,000.


(E) Amount represents goodwill of $16,897,000 including capitalized acquisition costs of approximately $1,071,000 and identifiable intangible assets of $1,667,000. Such allocations were based upon a report issued to the Company by an independent financial consulting firm.


(F) Represents the elimination of an investment that was deemed to have no future value to ClearOne.


(G) Represents the fair value, as determined in accordance with FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation--An Interpretation of APB Opinion 25, of the vested options to purchase ClearOne common stock that were issued in exchange for vested options to purchase E.mergent common stock in conjunction with the agreement and plan of merger. The weighted average fair value of the ClearOne options is approximately $11.36, using the Black-Scholes method, as determined using the following assumptions: volatility of 62%, weighted average expected life of the options of approximately 2 years, dividend yield of 0%, and risk-free interest rate of 4.38%.


(H)  Elimination of E.mergent's historical equity.


(I) In accordance with the agreement and plan of merger, the treasury stock held by E.mergent, which consisted of 50,317 shares, was distributed to E.mergent employees immediately prior to the consummation of the merger.


(J) Reflects the value of the shares of ClearOne common stock issued to holders of E.mergent common stock as follows: (868,842 shares x $16.55 per share). The per share price is based on ClearOne's average closing price two days prior to and two days subsequent to January 21, 2002 (the announcement date for the acquisition).


(K) Elimination of sales and related cost of sales between ClearOne and E.mergent.


(L) Represents the elimination of a shareholder note from a former E.mergent executive that was repaid upon consummation of the merger.

(M) Adjustment to record deferred tax liabilities on the recorded value of E.mergent's identifiable intangible assets.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: August 14, 2002                     CLEARONE COMMUNICATIONS, INC.


                                          By: /s/ RANDALL J. WICHINSKI
                                              ------------------------
                                              Randall J. Wichinski
                                              Chief Financial Officer